EXHIBIT 99.1
Second Quarter 2011 Earnings Release July 21, 2011

Agenda 2 IDEX Mid-Year Assessment Q2 / YTD 2011 Performance CVI Melles Griot Update 2011 Guidance

Replay Information Dial toll-free: 800.642.1687 International: 706.645.9291 Conference ID: #66065698 Log on to: www.idexcorp.com 3

Cautionary Statement Under the Private Securities Litigation Reform Act This presentation and discussion includes forward-looking statements. Our actual performance may differ materially from that indicated or suggested by any such statements. There are a number of factors that could cause those differences, including those presented in our most recent annual report and other company filings with the SEC. 4

Operational Excellence Growth Conversion Innovation New Products New Markets Acquisitions Commercial Excellence IDEX Mid-Year Assessment Strong first half results Great global growth Positive price has offset material inflation Organic flow thru of 40% $455M of capital deployed Optics and Photonics platform in HST CVI Melles Griot integration process underway Balance sheet in great shape to support continued business development Investing for growth Strong team in place Organic reinvestment high (capital and SG&A) Optimistic about 2H'11 5 Solid performance in an ever-changing, global environment

Total Revenue Operating Margin* Free Cash Flow EPS* IDEX Q2 2011 Financial Performance Continued growth and margin expansion 6 * EPS / Op Margin data adjusted for $1M restructuring expense (2010) and $3M CVI inventory step-up charge (2011). Organic: 8% 24% Growth 130 bps expansion

Fluid & Metering Double digit orders and sales growth...margin expanded 180 bps 7 Q2 Sales Mix: Organic +16% Acquisition +2% Fx +4% Total +22% Q2 Summary: Executing organic growth initiatives Energy, Chemical, Agriculture all very strong globally Water strong internationally, challenged in the US Margin expansion; productivity / price offsetting inflation Total Orders Total Revenue Operating Margin* Organic: 16% 180 bps expansion Organic: 14% * Op Margin data adjusted for restructuring expense (2010)

Health & Science Strong sales growth...margin expanded 130 bps 8 Q2 Sales Mix: Organic +10% Acquisition +23% Fx +3% Total +36% Q2 Summary: New product and platform development in life science end markets Industrial and environmental quality control also strong Completed CVI Melles Griot acquisition Total Orders Total Revenue Operating Margin* Organic: 10% 130 bps expansion Organic: 4% * Op Margin data adjusted for restructuring expense (2010) and $3M CVI inventory step-up expense (2011)

Dispensing Op Margins over 20%...in a difficult environment 9 Q2 Sales Mix: Organic -21% Acquisition - Fx +9% Total -12% Q2 Summary: Wins in Eastern Europe and Asia Latin America markets performing well Retrofit and spare parts driving N.A. revenue Results include $2.8 million gain from building sale Total Orders Total Revenue Operating Margin Organic: (21)% Organic: (21)%

Fire & Safety Great performance in challenging end markets...margins expanded 200 bps 10 Q2 Sales Mix: Organic +3% Acquisition - Fx +5% Total +8% Q2 Summary: BAND IT growing nicely; new applications...expanding the served market Rescue winning internationally North American Fire markets to remain slow, Int'l share growing rapidly Total Orders Total Revenue Operating Margin* Organic: 3% 200 bps expansion Organic: 8% * Op Margin data adjusted for restructuring expense (2010)

CVI Melles Griot Acquisition Update Integration well underway Building an Optics & Photonics Platform CVI Melles Griot will contribute 7 cents of EPS in 2H'11 (inclusive of purchase accounting amortization, but excluding the non-cash acquisition fair value inventory step-up charge) Purchase accounting amortization = $12M per year (ongoing) Fair value inventory step-up = $16M ($3M in Q2'11; $13M in Q3'11) CVI Melles Griot has "HST-like" growth and profit flow-thru characteristics CVI Melles Griot will contribute 15-20 cents of EPS in 2012 (inclusive of purchase accounting amortization) 11 Outstanding opportunity

Outlook: 1st Half to 2nd Half Bridge 12

Outlook: 2011 Guidance Summary Q3 2011 Adjusted EPS estimate range: $0.60 - $0.62 Organic revenue growth of ~ 8% Positive Fx impact of ~3% to sales (at June 30 rates) Positive impact of 16% from acquisitions FY 2011 Adjusted EPS estimate range: $2.40 - $2.46 Organic revenue growth in the high single digits Operating margin of 18.0% - 18.5% Positive Fx impact of ~2% to sales (at June 30 rates) 11% growth from acquisitions Other modeling items Tax rate = 32% Cap Ex $35-38M Free Cash Flow will exceed net income EPS estimate excludes future restructuring and future acquisitions Full year EPS estimate excludes the non-cash charge from the CVI inventory step-up 13

Q&A 14